LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned, as an officer of WEST MARINE, INC. (the "Company"), hereby constitutes and appoints each of Pam Fields, Tom Moran and Linda Kennedy, and each of them signing singly, the undersigned's true and lawful attorney-in-fact and agent to:

(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of West Marine, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be necessary, desirable or legally required in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 11th day of November, 2009.

Signature  /s/ Barbara L. Rambo

Print Name  Barbara L. Rambo

WITNESS:

Signature  /s/ Peter Roy

Print Name  Peter Roy